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                                                                    EXHIBIT 99.3


Subscription Number



Shares of Pac-West Telecomm     Share Subscription Offer     Record Date Shares
Eligible to Subscribe



                          SAFEGUARD SCIENTIFICS, INC.
                      DIRECTED SHARE SUBSCRIPTION PROGRAM
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                            PAC-WEST TELECOMM, INC.
                               SUBSCRIPTION FORM




The shareholder named above has the right to purchase, pursuant to the terms and conditions of the Safeguard Scientifics, Inc. Directed Share Subscription Program, the number of fully paid and non-assessable shares of common stock, $0.001 par value, of Pac-West Telecomm, Inc. indicated above at a subscription price that will be determined as outlined below. THE DIRECTED SHARE SUBSCRIPTION PROGRAM WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON THE FOURTH BUSINESS DAY AFTER THE INITIAL PUBLIC OFFERING PRICE IS DETERMINED. As described in the preliminary prospectus accompanying this Subscription Form, each holder of at least 100 shares of Safeguard Scientifics, Inc. common stock may subscribe for one share of Pac-West Telecomm common stock for every 10 shares of Safeguard Scientifics common stock held as of September 7, 1999, in any account, rounded upward. The minimum subscription that we will accept is for 10 shares of Pac-West Telecomm per any individual account. Therefore, holders with accounts containing fewer than 100 shares of Safeguard common stock as of September 7, 1999, will not be able to subscribe for shares of Pac-West Telecomm. The right to participate in this program and purchase shares of Pac-West Telecomm is nontransferable except involuntarily by operation of law (e.g. death or certain dissolutions). Should an involuntary transfer occur by operation of law, please contact ChaseMellon Shareholder Services, L.L.C., the agent for the program, by telephone at 800-777-3674 for appropriate instructions.

The subscription price per share under the program will be the same price that all investors will pay in Pac-West Telecomm's initial public offering. The price per share will be determined by negotiations between Pac-West Telecomm and the underwriters of the offering. The factors to be considered in these negotiations are described in the preliminary prospectus accompanying this Subscription Form. Pac-West Telecomm currently anticipates that its initial public offering price will be determined in late October or early November 1999 but various factors could hasten or delay this determination. Time will not permit Pac-West Telecomm to notify you directly of the subscription price and the expiration date for this offering, but Safeguard Scientifics will take the actions described in the accompanying preliminary prospectus to publicize this information.

No offer to buy securities can be accepted, and no part of the subscription price can be received, until the initial public offering price has been determined and the registration statement, of which the preliminary prospectus accompanying this Subscription Form is a part, has been declared effective. Any Subscription Forms or payments received before then will be returned to you.
All persons electing to subscribe for shares of Pac-West Telecomm, Inc. must complete the Election to Purchase on the reverse side of this Subscription Form and return the Subscription Form, together with full payment of the subscription price, to ChaseMellon at the addresses on the back of this Subscription Form.
If you do not properly complete and sign this Subscription Form, it may be rejected. Once the Subscription Form and payment have been received and accepted, your subscription may not be revoked by you. The Subscription Form and full payment of the subscription price must be received by ChaseMellon no later than 5:00 p.m. New York City time on the fourth business day after the initial public offering price is determined. ChaseMellon will not honor any subscriptions received after that time and date. If you do not wish to subscribe for shares, you do not need to return this Subscription Form. Before completing and returning this Subscription Form, you are urged to read carefully the preliminary prospectus mailed to you with this Subscription Form for a more complete explanation of the offering and for information about Pac-West Telecomm. If Pac-West Telecomm cancels the initial public offering, you will have no rights to purchase shares of Pac-West Telecomm and any funds previously submitted by you will be returned. Pac-West Telecomm and/or Safeguard also may cancel or modify, in whole or in part, the directed share subscription program.
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You should not return this Subscription Form or deliver any payment until after
Pac-West Telecomm has determined its initial public offering price. Any subscription forms or payment received before then will be returned to you.
Once the initial public offering price has been determined, Safeguard Scientifics will take the actions described in the preliminary prospectus to publicize the subscription price and the date by which you must respond to the offer that has been made to you under this program. If you wish to subscribe for shares at that time, you should complete this Subscription Form and deliver payment of the subscription price to ChaseMellon. ChaseMellon must receive the properly completed and signed Subscription Form and full payment of the subscription price by 5:00 p.m. New York City Time on the fourth business day after Pac-West Telecomm determines its initial public offering price. ChaseMellon will stop accepting Subscription Forms after that time and date. Once the Subscription Form and payment have been received and accepted, your subscription may not be revoked by you. We suggest, for your protection, that you deliver the completed Subscription Form and payment of the subscription price to ChaseMellon Shareholder Services, L.L.C. by overnight or express mail courier, or by facsimile transmission and wire transfer. The addresses for ChaseMellon are as follows:


By Hand Delivery:                                   By Overnight Delivery/Express Mail Courier
-----------------                                   ------------------------------------------
ChaseMellon Shareholder Services, L.L.C.            ChaseMellon Shareholder Services, L.L.C.
Attn:  Reorganization Dept.                         Attn:  Reorganization Dept.
120 Broadway, 13th Floor                            85 Challenger Road, Mail Drop--Reorg
New York, NY  10271                                 Ridgefield Park, NJ 07660


By Facsimile Transmission and Wire Transfer:        Wire to:   The Chase Manhattan Bank, New York, NY
--------------------------------------------        ABA #      021000021
ChaseMellon Shareholder Services, L.L.C.            Attention: ChaseMellon Shareholder Services
Facsimile Transmission:       (201) 296-4293        Account:   Reorg Account 323-859577
To confirm fax, call:         (201) 296-4860        For:       Safeguard Scientifics, Inc./Pac-West
                                                               Telecomm
                                                    Reference: FBO [insert your name as it appears
                                                               on the reverse side of this form]

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                    SUBSCRIPTION FORM--ELECTION TO PURCHASE

Subject to the terms and conditions of the Directed Share Subscription Program described in the preliminary prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to purchase shares of common stock of Pac-West Telecomm, Inc. as indicated below.

Number of shares purchased/1/      _______   (NOTE: 10 share minimum
                                             required in each account)/2/
Per share subscription price       $__________

Payment submitted (payable to
ChaseMellon Shareholder
Services, L.L.C.)/3/               $__________


/1/You may only purchase up to the number of shares specified on the reverse side of this form. If the amount submitted is not sufficient to pay the subscription price for all shares that are stated to be purchased, or if the number of shares being purchased is not specified, the number of shares purchased will be assumed to be the maximum number that could be purchased upon payment of such amount. Any remaining amount will be returned to the purchaser.

/2/Any order for less than the minimum purchase requirement will be rejected.

/3/The subscription price must be paid by valid check or money order in U.S.
   dollars payable to ChaseMellon Shareholder Services, L.L.C. or by wire transfer as described above. The payment submitted should equal the total shares purchased multiplied by the per share subscription price.

Shares of common stock of Pac-West Telecomm, Inc. will be issued promptly following the expiration of the directed share subscription program. The shares will be registered in the same manner set forth on the face of this Subscription Form. If your shares are held in joint ownership, all joint owners must sign this election to purchase. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing for a corporation, an authorized officer must sign and provide title. If signing for a partnership, an authorized partner must sign and indicate title.

Please provide a telephone number at which you can be reached in the event that we have questions regarding the information that you have supplied.

Daytime Telephone Number  (  )  _____________________________

Evening Telephone Number  (  )  _____________________________


(IF JOINTLY OWNED, BOTH MUST SIGN)


Dated:________________________, 1999       SIGNATURE(S):_______________________


                                           ------------------------------------

                                           NOTE: The above signature(s) must
                                           correspond with the name(s) as
                                           written upon the face of this
                                           Subscription Form in every
                                           particular without alteration.

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                              SUBSTITUTE FORM W-9
Department of the Treasury, Internal Revenue Service--Payer's Request for
Taxpayer Identification Number (TIN)
Failure to complete this form may subject you to 31% federal income tax withholding.
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
Part 1:  PLEASE PROVIDE YOUR                    TIN______________________________________________
TAXPAYER IDENTIFICATION NUMBER                  Social Security or Employer Identification Number
IN THE SPACE PROVIDED AT RIGHT
AND CERTIFY BY SIGNING AND                      Part 2: Check the box if you are awaiting a TIN  [_]
DATING BELOW
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Part 3:  CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) the
number shown on this form is my correct taxpayer identification number (or a TIN has not issued to me but I have mailed or delivered an application to receive a
TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue
Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

Dated: ________________________, 1999    SIGNATURE:____________________________

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

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